Nationwide Mutual Funds
Sub-Item 77Q1:  Exhibits
4-30-16 Semi-Annual Report

a.
Not Applicable.

b.
See Attachment 77D.

c.
Not Applicable.

d.
Not Applicable.

e.
Copies of any new or amended Registrant investment advisory contracts;

1.
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Boston Advisors, LLC, effective March 13, 2014, previously filed as Exhibit EX-28.d.3.r with the Trust's registration
 statement on March 25, 2014, is hereby incorporated by reference.

  a.
Exhibit A to the Subadvisory Agreement among the Trust,
  Nationwide Fund Advisors and Boston Advisors, LLC,
  effective December 10, 2015, for the Nationwide Growth
  Fund, previously filed as Exhibit EX-28.d.4.q.1 with the
  Trust's registration statement on December 17, 2015, is
  hereby incorporated by reference.

f.
Not Applicable.

g.
Not Applicable.

2